UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia	22203
(Address of principal executive offices)	(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 7, 2009, the Board of Directors of the Company amended Section 2.17(B) of the Company’s Bylaws with respect to requirements involving stockholder action by written consent. The Amended and Restated By-Laws are attached as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of The AES Corporation

SIGNATURES

THE AES CORPORATION
(Registrant)

By:	/s/ Brian A. Miller
Name:	Brian A. Miller
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: August 11, 2009